Exhibit 99.1

                                  PRESS RELEASE

Monterey Gourmet Foods, Inc.
1528 Moffett Street
Salinas, California 93905
831/753-6262

FOR IMMEDIATE RELEASE

Monterey Gourmet Foods Reports Fourth Quarter and Year End Results

Company Announces Best Year in Five Years: Increases in Net Revenues, Net Income and Earnings per Share


SALINAS, CA (February 19, 2008) -- Monterey Gourmet Foods (NASDAQ: PSTA) today announced net income of $641,000 or $0.04 per share for the fourth quarter ended December 31, 2007. This compares to the net income of $514,000 or $.03 per share for the fourth quarter ended December 31, 2006. The company also reported quarterly net revenues of $26,825,000 compared to $26,648,000 for the fourth quarter 2006.

For the calendar year ended December 31, 2007, the Company reported net revenues of $100,527,000, resulting in a net income of $1,682,000 or $0.10 per share on
17.3 million weighted average shares outstanding. This compares with net revenues for the twelve months ended December 31, 2006, of $94,297,000, with a net loss of $3,112,000, or $0.19 per share loss on 16.1 million weighted average shares outstanding.

Eric Eddings, President/CEO of Monterey Gourmet Foods, explained, "We are pleased to report five consecutive quarters of profitability since we assembled our new management team in September 2006. We are also pleased to have recorded our best year in five years regarding net revenues, net income, and earnings per share."

Commenting further on the year end results, Mr. Eddings stated, "Our net revenues increased 7% to $100,527,000 and our net income increased $4,794,000 to $1,682,000. Our 2006 net loss was impacted by $3.2 million intangible asset impairment charge. In addition, as indicated in our statement of cash flows, we generated $4.2 million in cash from operating activities during 2007. We have made significant improvements to the business in 2007 which are reflected in our performance as compared to the previous three years of losses. We are better at controlling costs, managing our business and working as a cohesive team. We have reduced our SG&A expense 320 basis points from 28.4% in 2006 to 25.2% in 2007."

Mr. Eddings addressed the outlook for 2008 with these comments: "We have strengthened our team with the addition of Mike Schall as our Senior Vice-President of Sales and Marketing. Our relationship with our two largest

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customers continues in a very positive direction and we have made great strides in establishing our leadership role in new product innovation. In addition we have implemented price increases that will improve our gross profit percentages in the face of continually rising raw material costs. Our focus for 2008 will be to continue to grow our top line revenue and profitability. Our fourth quarter operating results continue to reflect our commitment to our shareholders and provide momentum as we go forward."

In conclusion, Eddings emphasized, "While we still have challenges ahead, we believe the last five quarters of growth and profitability validate our strategy and our roadmap for future success. We wish to invite all interested parties to listen to our conference call later today where we will further discuss recent developments and future initiatives."

MORE ABOUT MONTEREY GOURMET FOODS (PSTA)

Monterey Gourmet Foods manufactures USDA inspected, fresh gourmet refrigerated food products at its integrated 133,000 square foot corporate headquarters, distribution, and manufacturing facilities in Salinas (Monterey County), Calif.; Seattle, Wash.; and Eugene, Ore. Monterey Gourmet Foods has national distribution of its products in more than 10,000 retail and club stores throughout the United States and selected regions of Canada, the Caribbean, Latin America, and Asia Pacific. For more information about Monterey Gourmet Foods, visit www.MontereyGourmetFoods.com.

This press release contains forward-looking statements concerning unannounced results of operations for the most recent quarter and sales for future periods including without limitation such phrases and terms as "positive direction," "will improve our gross profit percentages", "provide momentum" and "validate our strategy and will lead us to future success." These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Consequently, the Company wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Monterey Gourmet Foods' actual results to differ from such forward-looking statements are the following: (i) the process associated with the integrations of all the Company's brands, plants and sales force, (ii) a significant reduction of sales to two major customers currently comprising a majority of total revenues, (iii) the retention of newly acquired customers including achieving volume projections for these new customers, (iv) the Company's ability to achieve improved production efficiencies, (v) the timely and cost-effective introduction of new products in the coming months, (vi) the utilization of the recently-completed plant expansion and the increased fixed costs associated with increased plant capacity, (vii) retention of key personnel and retention of key management, (viii) the risks inherent in food production,
(ix) intense competition in the market in which the Company competes and (x) Monterey Gourmet Foods' ability to source competitively priced raw materials to achieve historical operating margins. In addition, the Company's results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes, and laws and regulations in markets where the Company competes.

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The Company has provided additional information regarding risks associated with the business in the Company's Annual Report on Form 10-K for fiscal 2006, its Proxy Statement for its June 22, 2007 Annual meeting of Shareholders, and Forms 8-K filed on February 21, 2007, April 27, 2007, May 11, 2007, August 13, 2007,
November 13, 2007, November 21, 2007, and January 9, 2008. The Company undertakes no obligation to update or revise publicly, any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT: Eric Eddings,  Chief Executive Officer, erice@montereygourmetfoods.com
         Scott Wheeler, Chief Financial Officer, scottw@montereygourmetfoods.com


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

                          MONTEREY GOURMET FOODS, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share amounts)
                                                                          December 31,     December 31,
                                                                              2007             2006
                                                                          -------------    -------------
ASSETS
Current assets:
  Cash and cash equivalents                                               $       5,541    $       4,281
  Accounts receivable less allowances of $981 and $722                            8,587            9,958
  Inventories                                                                     7,865            7,574
  Deferred tax assets-current                                                       703              793
  Prepaid expenses and other                                                      1,084              807
                                                                          -------------    -------------

   Total current assets                                                          23,780           23,413

  Property and equipment, net                                                    14,280           15,303
  Deferred tax assets-long term                                                   2,646            3,315
  Deposits and other                                                                243              174
  Intangible assets, net                                                          6,346            7,052
  Goodwill                                                                       13,211           13,211
                                                                          -------------    -------------

   Total assets                                                           $      60,506    $      62,468
                                                                          =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                        $       6,160    $       7,835
  Accrued payroll and related benefits                                            1,192            1,487
  Accrued and other current liabilities                                             962            1,577
  Current portion of notes, loans, and capital leases payable                        50            1,018
                                                                          -------------    -------------

   Total current liabilities                                                      8,364           11,917

Notes, loans, and capital leases payable, less current portion                       29              129

Minority interest                                                                   159              159

Stockholders' equity:
  Preferred stock, $.001 par value,
  1,000,000 shares authorized, none outstanding                                      --               --
  Common stock, $.001 par value,
     50,000,000 shares authorized, 17,356,976 and 17,307,647 issued
     and 17,141,976 and 17,307,647 outstanding                                       17               17
  Additional paid-in capital                                                     60,462           59,796
  Treasury stock 215,000 and 0 shares, respectively                                (657)              --
  Accumulated deficit                                                            (7,868)          (9,550)
                                                                          -------------    -------------
  Total stockholders' equity                                                     51,954           50,263
                                                                          -------------    -------------

   Total liabilities and stockholders' equity                             $      60,506    $      62,468
                                                                          =============    =============
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
                          MONTEREY GOURMET FOODS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(000's $)

                                                   Fourth Quarter Ended           Twelve Months Ended
                                               ----------------------------    ----------------------------
                                               December 31,    December 31,    December 31,    December 31,
                                                   2007            2006            2007            2006
                                               ------------    ------------    ------------    ------------
Net revenues                                   $     26,825    $     26,648    $    100,527    $     94,297
Cost of sales                                        19,599          19,331          73,008          66,858
                                               ------------    ------------    ------------    ------------

Gross profit                                          7,226           7,317          27,519          27,439

Selling, general and administrative expenses          6,663           6,628          25,304          26,754
Impairment of intangible assets                          58              --              58           3,160
Gain (loss) on disposition of assets                    (12)             --             (50)             13
                                               ------------    ------------    ------------    ------------
Operating income  (loss)                                493             689           2,107          (2,462)

Other income (expense), net                               4              (2)             12              --

Interest income/(expense), net                           54              24             163            (355)
                                               ------------    ------------    ------------    ------------

Income (loss) before provision for income
   tax benefit/(expense)                                551             711           2,282          (2,817)
Provision for income tax benefit/(expense)               90            (197)           (600)           (295)
                                               ------------    ------------    ------------    ------------

Net income (loss)                              $        641    $        514    $      1,682    $     (3,112)
                                               ============    ============    ============    ============

Basic income (loss) per share                  $       0.04    $       0.03    $       0.10    $      (0.19)

Diluted income (loss) per share                $       0.04    $       0.03    $       0.10    $      (0.19)

Primary shares outstanding                       17,333,498      17,286,272      17,329,365      16,100,250

Diluted shares outstanding                       17,376,575      17,442,497      17,435,201      16,100,250

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

                          MONTEREY GOURMET FOODS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (in thousands, except share amounts)

                                                                                Years Ended
                                                                --------------------------------------------
                                                                    2007            2006            2005
                                                                ------------    ------------    ------------
Cash flows from operating activities:
Net income (loss)                                               $      1,682    $     (3,112)   $       (537)
Adjustments to reconcile net loss to net
   cash provided by (used in) operating activities
   net of acquisition:
        Deferred income taxes                                            759             282            (379)
        Depreciation and amortization                                  2,948           2,926           3,033
        Impairment of intangibles                                         58           3,160              --
        Provisions for allowances for bad debts, returns,
            adjustments and spoils                                     4,870           4,876           4,792
        Provisions for inventory allowances                              213             629             499
        Stock-based compensation                                         600             516              80
        (Gain) Loss on disposition of assets                              50             (13)             --
        Changes in assets and liabilities:
            Accounts receivable                                       (3,499)         (5,492)         (6,554)
            Inventories                                                 (504)         (1,254)         (2,473)
            Prepaid expenses and other                                  (346)             33             205
            Accounts payable                                          (1,675)          3,664             972
            Accrued and other current liabilities                       (910)            765            (742)
                                                                ------------    ------------    ------------
Net cash provided by (used in) operating activities                    4,246           6,980          (1,104)
                                                                ------------    ------------    ------------

Cash flows from investing activities:
        Purchase of property and equipment                            (1,345)         (3,010)         (1,071)
        Proceeds from sale of fixed assets                                18              13              --
        Acquisition of business net of cash and minority
            interest                                                      --             (69)         (9,062)
                                                                ------------    ------------    ------------
Net cash used in investing activities                                 (1,327)         (3,066)        (10,133)
                                                                ------------    ------------    ------------
Cash flows from financing activities:
        Proceeds from bank borrowing                                      --              --           7,500
        Bank overdraft                                                    --          (1,507)          1,507
        Line of credit                                                    --          (3,000)          3,000
        Repayment of debt                                             (1,036)         (7,992)         (1,143)
        Tax benefit of disqualifying dispositions                         --               2              --
        Repayment of capital lease obligations                           (32)            (27)            (19)
        Purchase of treasury stock                                      (657)             --              --
        Proceeds from issuance of common stock                            66          12,561             153
                                                                ------------    ------------    ------------
Net cash provided by financing activities                             (1,659)             37          10,998
                                                                ------------    ------------    ------------

Net increase (decrease) in cash and cash equivalents                   1,260           3,951            (239)

Cash and cash equivalents, beginning of period                         4,281             330             569
                                                                ------------    ------------    ------------
Cash and cash equivalents, end of period                        $      5,541    $      4,281    $        330
                                                                ============    ============    ============
Cash payments:
        Interest                                                $         58    $        501    $        634
        Income taxes                                                      39               6               7

Non-cash investing and financing activities:
        Capital lease obligations                               $         --    $         19    $         86
        Issuance of stock for acquisition of business                     --           1,186             198
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